EX-10.3


                                                      Form of Management Version


                       ATLAS AIR WORLDWIDE HOLDINGS, INC.
                           RESTRICTED SHARE AGREEMENT

         THIS AGREEMENT, dated as of ______________, between Atlas Air Worldwide Holdings, Inc. (the "Company"), a Delaware corporation, and ________________ (the "Employee").

         WHEREAS, the Employee has been granted the following award under the Company's 2004 Long Term Incentive and Share Award flan (the "Plan"); and

         WHEREAS, the plan of reorganization for the Company became effective on July 27, 2004 (the "Effective Date").

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

         1. AWARD OF SHARES. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded ______ Restricted Shares (the "Award"), subject to the terms and conditions of the Plan and those herein set forth. The Award is granted as of ________________ (the "Date of Grant"). Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

         2. VESTING OF AWARD: TREATMENT UPON TERMINATION OF SERVICE. Unless otherwise provided by the Committee, all Awards of Restricted Shares under this Agreement and all dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan shall be subject to the vesting schedule in this Section 2.

                  (a) VESTING GENERALLY. Subject to the following provisions of this Section 2 and the other terms and conditions of this Agreement, this Award shall become vested in three equal annual installments, commencing on the first anniversary of the Effective Date and continuing on each of the following two anniversaries of the Effective Date. In the event of Termination of Service of' the Employee for any reason other than as set forth in Section 2(b) or 2(c) below, the Employee shall be vested in the portion, if any, of the Award in which the Employee is vested at the time of the Termination of Service under this Section 2(a) and Section 2(d).

                  (b) DEATH OR DISABILITY. In the event of Termination of Service of the Employee by reason of the Employee's death or Disability (as defined below), the Employee shall be vested in the portion of the Award that is vested pursuant to Section 2(a) as of the date of' the Termination of Service.

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         For purposes of this Agreements a Termination of Service shall be due to "Disability" of the Employee if upon such Termination of Service the Employee qualifies for long term disability benefits under the Company's Long Term Disability Plan.

                  (c) TERMINATION BY THE COMPANY NOT FOR CAUSE. In the event of Termination of Service of the Employee by the Company or its Subsidiaries not for Cause (and not due to the Employee's death or Disability), the Employee shall be vested the portion of the Award vested at the time of the Termination of Service, if any. and the portion, if any, of the Award which was scheduled, in accordance with Section 2(a) above, to vest within the succeeding twelve months. For purposes of this Agreement, "Cause" shall mean (i) the Employee's refusal or failure (other than during periods of illness or disability) to perform the Employee's material duties and responsibilities to the Company or its Subsidiaries, (ii) the conviction or plea of guilty or nolo contendere of the Employee in respect of any felony, other than a motor vehicle offense, (iii) the commission of any act which causes material injury to the reputation, business or business relationships of the Company or any of its Subsidiaries including, without limitation, any breach of written policies of the Company with respect to trading in securities, (iv) other acts of fraud in connection with the Employee's duties and responsibilities to the Company or its Subsidiaries, including, without limitation, misappropriation, theft or embezzlement in the performance of the Employee's duties and responsibilities as an employee of the Company or its Subsidiaries, or (v) a violation of any material Company policy, including, without limitation, a violation of the laws against workplace discrimination.

                  (d) CHANGE IN CONTROL. Notwithstanding any provision of this
Section 2 to the contrary, the Award shall become immediately vested in full upon a Change in Control of the Company (as defined below). For purposes of this Agreement, "Change in Control of the Company" means and shall be deemed to have occurred if(i) any Person (within the meaning of the Exchange Act) or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company (or other securities convertible into voting securities of the Company) representing 40% or more of the combined voting power of alt securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors. For purposes of this Agreement, "Continuing Directors" shall mean the directors of the Company on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

                  (e) FORFEITURE. That portion of the Award which is not vest immediately following the Option Holder's Termination of Service, as described above, shall be immediately forfeited to the Company.

         3. OTHER TERMS AND CONDITIONS. It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following terms and conditions:

                  (a) CERTIFICATES. Each certificate issued in respect of Restricted Shares awarded hereunder shall be deposited with the Company, or its designee, together with, if


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requested by the Company, a stock power executed in blank by the Employee, and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the "Restrictive Legend"). Upon the vesting of Restricted Shares pursuant to Section 2 hereof and the satisfaction of any withholding tax liability pursuant to Section 6 hereof, the certificates evidencing such vested Shares, not bearing the Restrictive Legend. shall be delivered to the Employee or other evidence of vested Shares shall be provided to the Employee.

                  (b) RIGHTS OF A STOCKHOLDER. Prior to the time a Restricted Share is fully vested hereunder, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2 hereof) at the time paid on such Restricted Shares.

                  (c) NO RIGHT TO CONTINUED EMPLOYMENT. This Award shall not confer upon the Employee any tight with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee's employment at any time.

         4. TRANSFER OF SHARES. The Shares delivered hereunder, or any interest therein, may he sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

         5. EXPENSES OF ISSUANCE OF SHARES. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares.

         6. TAX WITHHOLDING. No later than the date of vesting of (or the date of an election by the Employee under Code section 83(b) with respect to) the Awards the Employee shall pay to the Company an amount sufficient to allow the Company to satisfy its tax withholding obligations. To this end, the Employee shall either:

                  (a) pay the Company the amount of tax to be withheld (including through payroll withholding),

                  (b) deliver to the Company other shares of stock of the Company owned by the Employee prior to such date having a fair market value, as determined by the Committee, not less than the amount of the withholding tax due, which either have been owned by the Employee for more than six (6) months or were not acquired, directly or indirectly, from the Company, or

                  (c) make a payment to the Company consisting of a combination of cash and such shares of stock.


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

         7. REFERENCES. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

         8. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

         If to the Company:

         Atlas Air Worldwide Holdings, Inc.
         2000 Westchester Avenue

         Purchase, New York 10577

         Attn.:  Office of the Corporate Secretary


         If to the Employee:

         At the Employee's most recent address shown on the Company's corporate records, or at any other address which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

         10. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

         11. WAIVER AND ACKNOWLEDGEMENT. The Employee agrees that the Plan supercedes and replaces all prior stock option and share incentive plans of the Company, and hereby waives and entitlement to any shares or options under any incentive plan other than the Plan, and further agrees that Employee has no right under any employment contract or agreement to any options or stock of the Company except as specifically set forth in the Plan.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                      ATLAS AIR WORLDWIDE HOLDINGS, INC.


                                      By:  ________________________________


                                      _____________________________________
                                      Employee










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